                                                                    EXHIBIT 4.01

                              ELECTRONIC ARTS INC.
                              --------------------

                    2000 EMPLOYEE CLASS A STOCK PURCHASE PLAN

             As Adopted by the Board of Directors on May 25, 2000
               As Approved by the Stockholders on July 27, 2000

         1.  Establishment of Plan. Electronic Arts Inc., (the "Company")
             ---------------------                              -------
proposes to grant options for purchase of the Company's Class A Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this 2000 Employee Stock Purchase Plan (the "Plan"). For purposes of
                                                         ----
this Plan, "parent corporation" and "Subsidiary" (collectively, "Subsidiaries") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The Company intends that the Plan shall qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 500,000 shares of Class A Common Stock are reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.

         2.  Purposes.  The purpose of the Plan is to provide employees of the
             --------
Company and its Subsidiaries designated by the Board of Directors as eligible to participate in the Plan with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and its Subsidiaries, and to provide an incentive for continued employment.

         3.  Administration. This Plan may be administered by the Board or a
             --------------
committee appointed by the Board (the "Committee"). The Plan shall be
                                       ---------
administered by the Board or a committee appointed by the Board consisting of not less than three (3) persons (who are members of the Board), each of whom is a disinterested director. As used in this Plan, references to the "Committee" shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board of Directors of the Company for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

         4.  Eligibility.  Any employee of the Company or the its Subsidiaries
             -----------
is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:

                  (a) employees who are not employed by the Company or its Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;

                  (b) employees who are customarily employed for less than 20 hours per week;

                  (c)  employees who are customarily employed for less than five
(5) months in a calendar year;

                  (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and

                  (e) employees who would, by virtue of their participation in such Offering Period, be participating simultaneously in more than one Offering Period under the Plan.

         5.  Offering Dates. The Offering Periods of the Plan (the "Offering
             --------------
Period") shall be of twelve (12) months duration commencing on the first business day of March and September of each year and ending on the last business day of February and August, respectively, hereafter. The first Offering Period shall commence on September 1, 2000. The first day of each Offering Period is referred to as the "Offering Date". Each Offering Period shall consist of two (2) six-month purchase periods (individually, a "Purchase Period"), during which payroll deductions of the participant are accumulated under this Plan. Each such six-month Purchase Period shall commence on the first business day of March and September of an Offering Period and shall end on the last business day of the following August and February, respectively. The last business day of each Purchase Period is hereinafter referred to as the Purchase Date. The Board of Directors of the Company shall have the power to change the duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period, as the case may be, to be affected.

         6.  Participation in the Plan. Eligible employees may become
             -------------------------
participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Company's or Subsidiary's (whichever employs such employee) payroll department (the "payroll department") not later than the 15th day of the month before such Offering Date unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period a subscription agreement authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the payroll department by such date after becoming eligible to participate in such Offering Period under the Plan shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in the Plan by filing the subscription agreement with the payroll department not later than the 15th day of the month preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan. Any participant whose option expires and who has not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period. A participant in the Plan may participate in only one Offering Period at any time.

         7.  Grant of Option on Enrollment. Enrollment by an eligible employee
             -----------------------------
in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on each Purchase Date up to that number of shares of Class A Common Stock of the Company determined by dividing the amount accumulated in such employee's payroll deduction account during such Purchase Period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Class A Common Stock on the Offering Date (the "Entry Price") or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Class A Common Stock on the Purchase Date, provided, however, that the number of shares of the Company's Class A Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to all Purchase Periods within the applicable Offering Period or Purchase Period, or (b) 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Class A Common Stock on the Offering Date as the denominator. Fair market value of a share of the Company's Class A Common Stock shall be determined as provided in Section 8 hereof.

         8.  Purchase Price.  The purchase price per share at which a share of
             --------------
Class A Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

                  (a)  the fair market value on the Offering Date, or

                  (b)  the fair market value on the Purchase Date.

         For purposes of the Plan, the term "fair market value" on a given date shall mean the closing bid from the previous day's trading of a share of the Company's Class A Common Stock as reported on the NASDAQ National Market System.

         9.  Payment of Purchase Price; Changes in Payroll Deductions; Issuance
             ------------------------------------------------------------------
             of Shares.
             ----------

                  (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the employee's compensation in one percent (1%) increments not less than two percent (2%) nor greater than ten percent (10%). Compensation shall mean all W-2 compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions; provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence with the first pay period following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

                  (b) A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period by filing with the payroll department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the payroll department's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during any Purchase Period. A participant may increase or lower the rate of payroll deductions for any subsequent Purchase Period by filing with the payroll department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Purchase Period.

                  (c) All payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company; no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

                  (d) On each Purchase Date, as long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole shares of Class A Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant's account after such purchase of shares shall be refunded to such participant in cash; provided, however, that any amount remaining in participant's account on a Purchase Date which is less than the amount necessary to purchase a full share of Class A Common Stock of the Company shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant. No Class A Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.

                  (e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option; provided that the Board may deliver certificates to a broker or brokers that hold such certificates in street name for the benefit of each such participant.

                  (f) During a participant's lifetime, such participant's option to purchase hares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

         10.  Limitations on Shares to be Purchased.
              -------------------------------------

                  (a) No employee shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.

                  (b) No more than 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Class A Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

                  (c) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty days prior to the commencement of any Purchase Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the "Maximum Share Amount"). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Purchase Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Purchase Periods unless revised by the Board as set forth above.

                  (d) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each employee affected thereby.

                  (e) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this
Section 10 shall be returned to the participant as soon as practicable after the end of the Offering Period.

         11.  Withdrawal.
              ----------

                  (a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the payroll department notice on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

                  (b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn employee and his or her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan. However, if the participant is an "insider" for purposes of Rule 16(b), he or she shall not be eligible to participate in any Offering Period under the Plan which commences less than six (6) months from the date of withdrawal from the Plan.

                  (c) A participant may participate in the current Purchase Period under an Offering Period (the "Current Offering Period") and enroll in the Offering Period commencing after such Purchase Period (the "New Offering Period") by (i) withdrawing from participating in the Current Offering Period effective as of the last day of a Purchase Period within that Offering Period and (ii) enrolling in the New Offering Period. Such withdrawal and enrollment shall be effected by filing with the payroll department at least fifteen (15) days prior to the end of a Purchase Period such form or forms as are provided for such purposes.

         12.  Termination of Employment. Termination of a participant's
              -------------------------
employment for any reason, including retirement or death or the failure of a participant to remain an eligible employee, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company; provided that such leave is for a period of not more than ninety (90) days or re employment upon the expiration of such leave is guaranteed by contract or statute.

         13.  Return of Payroll Deductions. In the event an employee's interest
              ----------------------------
in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the employee all payroll deductions credited to his account. No interest shall accrue on the payroll deductions of a participant in the Plan.

         14.  Capital Changes. Subject to any required action by the
              ---------------
stockholders of the Company, the number of shares of Class A Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Class A Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Class A Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Class A Common Stock) or any other increase or decrease in the number of shares of Class A Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock subject to an option.

       In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

       The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Class A Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Class A Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

       15.   Nonassignability. Neither payroll deductions credited to a
             ----------------
participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

       16.   Reports. Individual accounts will be maintained for each
             -------
participant in the Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

       17.   Notice of Disposition. Each participant shall notify the Company if
             ---------------------
the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within twelve (12) months from the Purchase Date on which such shares were purchased (the "Notice Period"). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on certificates.

       18.   No Rights to Continued Employment.  Neither this Plan nor the grant
             ---------------------------------
of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee's employment.

       19.   Equal Rights and Privileges. All eligible employees shall have
             ---------------------------
equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.

       20.   Notices. All notices or other communications by a participant to
             -------
the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

       21.  Stockholder Approval of Amendments. Any required approval of the
            ----------------------------------
stockholders of the Company for an amendment shall be solicited at or prior to the first annual meeting of stockholders held subsequent to the grant of an option under the Plan as then amended to an officer or director of the Company. If such stockholder approval is obtained at a duly held stockholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the company represented and voting at the meeting, or if such stockholder approval is obtained by written consent, it must be obtained by the majority of the outstanding shares of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code or Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3").

         22.  Designation of Beneficiary
              --------------------------

                  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to a Purchase Date.

                  (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         23.  Conditions Upon Issuance of Shares; Limitation on Sale of Shares.
              ----------------------------------------------------------------
Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         24.  Applicable  Law.  The Plan shall be governed by the substantive
              ---------------
laws (excluding the conflict of laws rules) of the State of California.

         25.  Amendment or Termination of the Plan. This Plan shall be effective
              ------------------------------------
on the day after the effective date of the Company's Registration Statement filed with the Securities Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares issuable under the Plan (the "Effective Date"), subject to approval by the stockholders of the Company within twelve
(12) months after the date the Plan is adopted by the Board of Directors of the company and the Plan shall continue until the earlier to occur of termination by the Board, issuance of all of the shares of Class A Common Stock reserved for issuance under the Plan, or ten (10) years from the adoption of the Plan by the Board. The Board of Directors of the Company may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

                  (a) Increase the number of shares that may be issued under the Plan;

                  (b) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

                  (c) Constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.

                           [LOGO OF ELECTRONIC ARTS]

                   EMPLOYEE STOCK PURCHASE PLAN ACTION FORM
                    ENROLLMENT/CHANGE/WITHDRAWAL AGREEMENT


-----------              Action                        Complete Sections
 SECTION 1               ------                        -----------------
-----------              [_] New Enrollment              2, 3, 4, 6, 8
                         [_] Payroll Deduction Change    2, 4, 8
                         [_] Withdrawal                  2, 5, 8
                         [_] Beneficiary Change          2, 6, 8
--------------
 SECTION 2:         Name:___________________________________  SS#:______________
 PERSONAL
 INFORMATION        Address:____________________________________________________
--------------      Location:________________

------------        I hereby elect to participate in the Electronic Arts
 SECTION 3:         Employee Stock Purchase Plan (the "Plan") and I agree
 NEW                to be bound by its terms. Stock purchased under the Plan
 ENROLLMENT         should be registered  in my name or in my name together with
------------        the following name: ____________________________________.
                    If spouse, circle one: Joint Tenancy / Community Property.

---------------
 SECTION 4:         I hereby authorize payroll deductions from each paycheck in
 PAYROLL            that percentage of my compensation as shown below, in
 DEDUCTION          accordance with the Plan.
 AUTHORIZATION
---------------     Amount to be Deducted (Circle One): 0%  2%  3%  4%  5%  6%
                                                        7%  8%  9%  10%
------------
 SECTION 5:         Effective: _____/____/____ I will cease participating in the
 WITHDRAWAL                    Month Date Year Plan, all monies contributed to
------------                                   the Plan thus far will be
                                               returned, and I may not re-enroll
                                               until the next Offering Period.

-------------
 SECTION 6:         In the event of my death, I hereby designate  the following
 BENEFICIARY        person(s) as my beneficiary(ies) to receive all payments
-------------       and/or stock due me under the Employee Stock Purchase Plan:

                    Primary Beneficiary:                  %:     Relationship: _________________________
                                         -----------------------

                    Primary Beneficiary:                  %:     Relationship: _________________________
                                         -----------------------
                    Note:  If more than one primary beneficiary listed, please indicate % allocated to each.

                    Secondary Beneficiary:______________________ Relationship: _________________________
                    If primary  beneficiary is other than spouse,  spouse must consent to such beneficiary designation.

                    _______________________________         ________________
                            Spouse Signature                      Date


------------
 SECTION 7:
------------
  ACCUMULATION I understand that my payroll deductions will be accumulated for AND PURCHASE the automatic purchase of shares of Common Stock at the end of
  PRICE each Purchase Period, unless I withdraw from the Plan or become ineligible. The purchase price per share will be the lower of (i) 85% of the fair market value on the first day of an Offering Period or (ii) 85% of the fair market value on the last day of a Purchase Period.

  SUCCESSIVE   I understand that this enrollment will be effective for each
  PERIODS      subsequent Offering Period unless I withdraw from the Plan or otherwise become ineligible to participate in the Plan. In the event, however, that the Offering Price for the new Offering
               Period for which I am not enrolled is less than the Offering
               Price for the Offering Period for which I am currently enrolled, I understand that I will automatically be withdrawn from the current Offering Period and re- enrolled in the new Offering
               Period unless I notify the Company to the contrary.

  REVIEW OF I have received a copy of the Company's most recent prospectus PROSPECTUS which describes the Plan. I understand that my participation is in all respects subject to the terms of the Plan.
---------------
 SECTION 8:
 AUTHORIZATION  ______________________________________ Date:____________
---------------  Please send Original to Stock Administration - 207-5/th/ Floor

                          [LOGO OF ELECTRONICS ARTS]


================================================================================

                         EMPLOYEE STOCK PURCHASE PLAN

================================================================================


Electronic Arts Inc., a Delaware corporation (the "Company"), is offering an aggregate of 500,000 shares of its authorized but unissued Common Stock to employees of the Company and its subsidiaries pursuant to the terms and conditions of the Company's 2000 Employee Stock Purchase Plan (the "Plan"), as described herein.

          THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
          SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES COMMISSION NOR HAS ANY STATE SECURITIES COMMISSION PASS UPON THE ACCURACY OR ADEQUACY OF THIS
          DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
          OFFENSE.

                                 INTRODUCTION

     This Prospectus relates to shares of the Common Stock of the Company offered to the Company's employees under the Plan. A Registration Statement with respect to such shares of Common Stock has been filed with the Securities and Exchange Commission (the "Commission"). This Prospectus, which forms a part of that Registration Statement and sets forth information concerning the Plan and the Company, is distributed to participants in the Plan pursuant to the 1933 Act.

     The Company maintains its executive offices at 209 Redwood Shores Parkway, Redwood City, California 94065-1175. Its telephone number if (650) 628-1500

--------------------------------------------------------------------------------
              QUESTIONS AND ANSWERS ABOUT THE STOCK PURCHASE PLAN
================================================================================

1.   What is the Plan?

     The Plan is a payroll deduction plan that permits eligible employees to purchase from the Company shares of Common Stock of the Company at a discount from the market price.

                                    ------

2.   What is the history of the Plan?

     The Plan was adopted by the Company's Board of Directors (the "Board") on May 25, 2000 and approved by the Company's stockholders on July 27,2000.

                                    ------

3.   What is the purpose of the Plan?

     The Plan has been established to provide employees of the Company and its Subsidiaries designated by the Board as eligible to participate in the Plan with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and its Subsidiaries, and to provide an incentive for continued employment.

                                    ------

4.   Who is eligible to participate in the Plan?

     Any employee of the Company or its Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:

a) employees who are not employed by the Company or Its Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;

b)   employees who are customarily employed for less than 20 hours per week;

c) employees who are customarily employed for less than five (5) months in a calendar year;

d) employees, who together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code"), own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and,

e) employees who would, by virtue of their participation in such Offering Period, be participating simultaneously in more than one Offering Period under the Plan.

                                     -----

5.   How do I become a participant in the Plan?

     You may participate in the Plan by completing and returning to the Company's Stock Administration Department, on or before the 15th day of the month before the next Offering Date (described below), a Subscription Agreement and Employee Stock Purchase Plan Action Form in which you authorize regular payroll deductions. The form of the Subscription Agreement and Employee Stock Purchase Plan Action Form will be provided to you prior to each enrollment deadline; you will be able to choose the rate of your deductions and the designation of your beneficiary.

     Once you become a participant, you will automatically be enrolled in the subsequent Offering Periods unless you withdraw from the Plan or become ineligible to participate.

                                     ------

6.   Is there a waiting period before I can enroll in the Plan?

     No, but you must enroll at least fifteen (15) days prior to the beginning of an Offering Period.

                                    ------

7.   What is the Offering Period?

     The Plan provides for consecutive overlapping twelve month "Offering Periods," commencing on the first business day of March and September of each year and ending on the last business day of February and August. The first Offering Period will commence on September 1, 2000. The first day of each Offering Period is referred to as the "Offering Date". The Board has the discretion to change the duration of Offering periods. The Plan will continue until the earliest to occur of its termination by the Board, issuance of all of the shares of Common Stock reserved for issuance under the Plan, or May 25, 2010.

                                    ------

8.   What is the Purchase Period?

     Each Offering Period consists of two (2) six-month Purchase Periods (individually, a "Purchase Period"), during which payroll deductions of the participant are accumulated under this Plan. A Purchase Period will commence on the first business day of March and on the first business day of September of an Offering Period and will end on the last business day of the following August and February, respectfully. The last business day of each Purchase Period is the "Purchase Date". According to your instructions and the terms of the Plan, the Company will make payroll deductions from your paycheck during the Purchase Period and will use those deductions to purchase shares of Common Stock of the Company for you on the Purchase Date.

                                    ------

9.   What is the discounted purchase price for shares under the Plan?

     The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

     (a)  the fair market value on the Offering Date; or

     (b)  the fair market value on the Purchase Date.

For purposes of the Plan, the term "fair market value" on a given date shall mean the closing bid from the previous day's trading of a share of the Company's Common Stock as reported on the NASDAQ National Market System.

                                     -----

10.  Can you clarify how to calculate the discount?

     To illustrate the calculation of the discounted purchase price, assume that you participate in the first Offering Period. Also assume that the market price of a share on the Offering Date (September 1, 2000) is $85.00 and that it increases to $90.00 on the first Purchase Date in that Offering Period (February 28, 2000). Your discounted purchase price would be calculated as follows:

--------------------------------------------------------------------------------
 Fair Market Value        Fair Market Value        Your
        on                       on              Purchase       Your
   Offering Date            Purchase Date          Price      Discount
 -----------------        -----------------      ---------    --------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 $85.00                         $90.00            $72.25       $12.75
                                              (85% of 85.00)
================================================================================

     As you can see from this example, if the fair market value of a share rises during the Offering Period, your discount increases.

     Assume now that you remain in the Plan for the second Purchase Period within the first Offering Period (from March 1, 2001 to August 31, 2001) and that the market price of a share decreases from $85.00 to $75.00 on the second Purchase Date (August 31, 2000). Your purchase price and the discount for the second Purchase Period would be:

----------------------------------------------------------------------------------------------------------
  Fair Market Value         Fair Market Value                   Your
         on                        on                          Purchase                   Your
   Offering Date             Purchase Date                      Price                   Discount
  ------------------        ------------------                 --------                 --------
       $85.00                     $75.00                        $63.75                   $11.25
                                                             (85% of 75.00)
==========================================================================================================

     As illustrated above, if, during an Offering Period, the fair market value of a share falls, you will be entitled to at least the minimum 15% discount on the lower fair market value.

     These examples only explain how the discounted purchase price is calculated. No one can accurately predict whether the fair market value of the Company's shares will rise or fall during any Offering Period.

                                     -----

11.  How much can I invest through the Plan?

     You may authorize payroll deductions in any whole percentage rate from a minimum of two percent (2%) up to a maximum of ten percent (10%) of your gross earnings. Your gross earnings mean all W-2 compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions; provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election.

     All payroll deductions made for you will be credited to your account under the Plan, but will be deposited with the general funds of the Company and may be used by the Company for any corporate purpose. No interest accrues on payroll deductions.

                                     -----

12.  Am I limited in the number of shares I can purchase?

     Yes. If the fair market value of a share on a Purchase Date is less than one-half of the fair market value on the applicable Offering Date, you will be limited to buying twice the number of shares you would have been eligible to purchase if the price on the Purchase Date was the same as the price on the Offering Date. In addition, the Board may in the future set a maximum number of shares that may be purchased within a given Offering Period. You will be notified if the Board establishes such a limit.

                                     -----

13.  Are there any other limitations on the amount I can invest?

     By law, you may not purchase shares under the Plan which, with all rights to purchase stock under all similar stock purchase plans of the Company or any designated Subsidiary, exceed $25,000 worth of stock (measured at your enrollment Offering Date at Fair Market Value) in any calendar year unless you purchased less than $25,000 of stock in the previous year. This means that because you pay only 85% of the fair market value of the shares, you may not contribute more than approximately $21,250 toward the purchase of shares under the Plan in any calendar year unless you have a carry forward from the previous year.

                                     -----

14.  Can I invest other than by payroll deduction?

     No. Investments may be made only by payroll deduction. You may not make additional cash contributions to the Plan.

                                     -----

15.  When do my payroll deductions begin?

     Your payroll deductions will begin with the first pay period following the Offering Date and will continue to the end of the Offering Period, 13 pay periods. You will not be entitled to interest on the deductions credited to your Plan account.

                                     -----

16.  Can I change the level of payroll deductions?

     You may increase or decrease the level of your payroll deductions for any subsequent Purchase Period within an Offering Period by filing with the Company's Stock Administration Department a new Employee Stock Purchase Action Form no later than the 15th day of the month before the beginning of such Purchase Period.

     During a Purchase Period, you may also decrease (but not increase) once the level of your payroll deductions by filing a Employee Stock Purchase Action Form with the Company's Stock Administration Department. The new decreased rate will become effective for the payroll period which begins at least fifteen (15) days after the Company's Stock Administration Department receives your new subscription agreement.

     Only one change in the level of payroll deduction may be made effective during a Purchase Period.

                                     -----
17.  How many shares will my payroll deductions purchase?

     On each Purchase Date, you will be entitled to purchase that number of whole shares which is equal to the total amount of your payroll deductions during the Purchase Period divided by your discounted purchase price, subject to the limitations discussed above. Any amount remaining in your account that is insufficient to purchase a whole share will be carried forward without interest to the next Purchase Period.

     If however, you are limited in the number of shares you can purchase on a given Purchase Date (as described in the answers to Questions 12 or 13), any amount remaining in your account will be refunded to you in cash, without interest, after the end of the applicable Offering Period.

                                     -----

18. Will the Company withhold taxes when shares are purchased for me under the Plan?

     Your payroll deductions are made by the Company after tax withholding. The same amount of tax would be withheld whether or not you participate in the Plan. U.S. employees (citizens and residents) may owe taxes on subsequent sales of the shares. U.S. employees should carefully read the discussions of the tax consequences of the Plan included in "Tax Information and ERISA" below. International employees should consult their respective tax advisors.

                                     -----

19.  When will I receive shares?

     As soon as practicable after a Purchase Date, the Company will arrange delivery of a certificate representing the shares purchased on the Purchase Date. You may choose from one or more brokers selected by the Company to receive the direct issuance of shares. Unless you specifically elect to have your shares issued to one of these brokers, the shares will be delivered directly to you.

     If you elect to have your shares issued to the broker, you will be asked to complete a broker account application for the selected broker. In such case, each Purchase Date, your shares will be automatically issued to the broker, who will maintain the shares in individual participant accounts. The Company believes that a broker will be able to transfer shares quickly and without the risk of losing certificates in the mail. You may instruct the broker at any time to hold, transfer or sell your shares.

                                     -----

20.  In whose name will my shares be registered?

     If your shares are delivered to you, they will be issued and registered in your name as designated by you on your Employee Stock Purchase Plan Action Form. If you elect to have your shares issued to the broker, the broker will maintain your shares in the name designated by you on your broker account application.

                                     -----

21.  After becoming a stockholder, can I vote my stock?

     Yes, even though you may not be in physical possession of a stock certificate. You will be notified by the Company whenever there is a vote of the stockholders.

22.  Will I receive dividends and stock splits?

     After you become a stockholder, you will be entitled to receive any cash or stock dividend paid by the Company with respect to its Common Stock.

                                     -----

23.  What happens upon a change in capitalization?

     If the Company issues additional securities to raise more capital, no adjustments will be made. However, if there is a stock split, stock dividend or similar change in the Company's capital structure with respect to its Common Stock without receipt of consideration by the Company, the purchase price and number of shares subject to outstanding purchase options under the Plan, as well as the number of shares available under the Plan, will be adjusted accordingly. For example, in a "two-for-one" stock split of the Company's Common Stock, the number of shares you may purchase will be doubled and the purchase price will be divided in half. You will be notified if such an event occurs.

     The Board may, in its sole discretion, adjust the number of shares available under the Plan as well as the price per share of stock covered by each outstanding purchase option, in the event that the Company effects a reorganization, recapitalization, rights offering of other increase or reduction of shares of the Company's Common Stock.

                                     -----

24.  What happens in a merger or consolidation?

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

                                     -----

25.  Are there any restrictions on the resale of the shares I purchase?

     Generally, the Plan does not impose any restrictions on the resale of shares of Common Stock purchased under the Plan. Furthermore, the Company has filed a Registration Statement with the Commission that satisfies most federal securities laws requirements with respect to the resale of such shares. However, the shares may be subject to resale restrictions imposed by state securities laws. In addition, if you are an affiliate of the Company you may not resell under this Prospectus any shares purchased under the Plan. Such resales must either be described in a separate prospectus (or, statement) or be effected in accordance with Rule 144 or another available exemption under the 1933 Act.

                                     -----

26.  When can I sell my shares?

     The Plan is intended to promote long-term investment in the Company, but subject to the restrictions discussed above, you can sell your shares at any time. A sale or disposition (by gift or death) of your shares may give rise to tax consequences and the Company will report your sale on your Form W-2. See "Tax Information and ERISA".

     In addition, as noted above, shares purchased by affiliates of the Company are subject to special restrictions on resale. These restrictions may affect when an affiliate may resell shares because Rule 144 imposes limitations on the volume of shares that may be resold in any three-month period.

                                     -----

27.  How do I sell my shares?

     If you have elected to have your shares issued to one of the brokers selected by the Company, you should directly notify that broker. In connection with the sale, you will pay a commission rate negotiated by the Company for sales of its shares issued under the Plan. If you wish to use a different brokerage firm, you can instruct the broker to transfer your shares to your selected firm.

     If your shares have been delivered directly to you, your brokerage firm will inform you how to sell your shares and will charge you its usual commission.

     In order for the Company to comply with federal tax laws, the brokers have been instructed to notify the Company whenever shares purchased under the Employee Stock Purchase Plan are sold.

                                     -----

28.  Should I be concerned about taxes?

     Yes, if you are a U.S. citizen or resident, you should review "Tax Information and ERISA," below, for a summary for the general U.S. tax rules applicable when you buy or sell shares under the Plan. Remember that this discussion deals only with general rules and typical transactions and may not cover your special situation. YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING YOUR SPECIFIC CIRCUMSTANCES.

     If you are not a U.S. citizen or resident, you should contact your tax advisor regarding the tax consequences in your country.

                                     -----

29.  Do I need to notify the Company when I sell my shares?

     Yes, you must notify the Company if you sell or otherwise dispose of any shares purchased in any offering Period within two years from the Offering Date or within twelve months from the Purchase Date on which the shares were purchased.

                                     ----

30.  How do I withdraw from the Plan?

     You may withdraw from the Plan at any time by completing and delivering to the Company's Stock Administration Department an Employee Stock Purchase Plan Action Form. If your form is received at least 15 days prior to the end of an Offering Period, the entire amount of your payroll deductions will be refunded to you without interest as soon as possible. You may not withdraw less than all of your payroll deductions. Unless you timely enroll in the next Offering Period, you will be ineligible to purchase on the next Purchase Date. If you miss the withdrawal deadline, your payroll deductions will be used to purchase stock on the next Purchase Date and your participation in the Plan will end upon the beginning of the next Offering Period.

                                     -----

31.  If I withdraw, can I rejoin the Plan later?

     If you voluntarily withdraw from the Plan, you may resume your participation in the Plan during any subsequent Offering Period in the same way you initially elected to participate in the Plan.

     However, Officers and directors subject to Section 16(b) of the Exchange Act who voluntarily withdraw from the Plan may not participate in any Offering Period which begins less than six (6) months from the date of withdrawal from the Plan, unless the Board determines otherwise.

     You may also participate in a current Purchase Period under an Offering Period and enroll in the next Offering Period by (i) withdrawing from participation in the current Offering Period effective as of the last day of the concurrent Purchase Period; and (ii) enrolling in the new Offering Period. You must withdraw from the current Offering Period and enroll in the next Offering Period by filing the Subscription Agreement and Employee Stock Purchase Plan Action Form with the Company's Stock Administration Department at least 15 days prior to the end of the current Offering Period.

                                     -----

32.  What happens if I leave the Company?

     Participation in the Plan does not, of course, give you any rights to remain employed by the Company or Subsidiary. If your employment with the Company (or Subsidiary) terminates for any reason (including death or disability) or if you become ineligible to participate in the Plan, your payroll deductions will immediately be discontinued. Any funds remaining in your account will be refunded to you in your final paycheck (or to your beneficiary or personal representative) without interest.

     Any stock acquired through your participation in prior Offering Periods would not be affected by your withdrawal from the Plan and would be yours to hold or sell as you choose.

     If you take an approved leave of absence for not more than 90 days (for instance, a sick leave or military leave), or if your reemployment is guaranteed by law or your employment agreement (if any), you will continue to be an eligible participant in the Plan. Any other type of leave will be treated the same as a termination of employment.

                                     -----

33.  Can I assign or transfer my rights under the Plan?

     No. The right to participate in the Plan is yours alone and may not be assigned or transferred to anyone else. However, as will be indicated in the Employee Stock Purchase Plan Action Form, you may select certain forms of joint ownership for the shares you purchase under the Plan. You may also designate one or more beneficiaries to receive your shares and/or cash remaining in your account in the event of your death.

                                     -----

34. If I participate in the Plan, will I receive financial information provided to stockholders?

     Yes. If you participate in the Plan, you can request annual reports, quarterly reports, proxy statements and other material sent by the Company to its stockholders, even if you have not yet purchased any shares under the Plan.

                                    ------

35.  Who is the administrator of the Plan?

     The Plan is administered by the Board of Directors of the Company, whose address is the same as that of the Company's principal executive offices. The members of the Board do not receive any compensation for administering the Plan. Members of the Board can be contacted by writing to them at the principal executive offices of the company, to the attention of the Stock Administration Department.

                                     -----

36.  Who is on the Board?

     The Board currently consists of M. Richard Asher, William J. Byron, Daniel
H. Case III, Gary M. Kusin, Timothy Mott and Lawrence F. Probst, III, each of whom is an affiliate of the Company. Mr. Probst is an officer of the Company. Other than as disclosed herein (including disclosures in material incorporated by reference herein), members of the Board have no material relationships with the Company, its employees, or its affiliates.

                                     -----

37.  Who elects the Board?

     Each member of the Board is elected each year at the Company's annual meeting of stockholders and serves until the next annual meeting or until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. The stockholders may remove any member of the Board from office by following certain voting procedures set forth in the Company's By-Laws and the applicable corporate law. A director may be removed from office by the Board if such director is declared of unsound mind or convicted of a felony.

                                     -----

38.  What if there is a dispute concerning the Plan?

     Subject to the provisions of the Plan, the Board has the authority to construe and interpret any of the provisions of the Plan or any purchase options granted thereunder. Such interpretations are binding on the Company and on you.

                                     -----

39.  Can the Plan be changed?

     The Board of Directors may amend or terminate the Plan at any time subject to certain limitations described in the Plan. The Board has authority under the Plan, for instance, to change Offering Periods, Purchase Periods and maximum percentage contributions. The Board cannot, however, make any changes to the Plan which will adversely affect outstanding options. However, without stockholder approval, the Board may not increase the number of shares that may be issued under the Plan, change the class of persons eligible to participate in the Plan or otherwise amend the Plan in a manner that would require stockholder approval under Rule 16b-3 of the Exchange Act.

     The Board of Directors does not contemplate making any changes at this time. If the Board of Directors intends to change the Plan, you will receive sufficient advance notice to allow you to consider the effect of such change on your participation.

                                     -----

40.  How many shares are available for purchase under the Plan?

     An aggregate of 500,000 shares of the Company's authorized Common Stock has been reserved for issuance under the Plan.

                                     -----

41.  What does the Company contribute to the Plan?

     The Company is giving you the opportunity to purchase its Common Stock at a significant discount. The Company is also bearing all costs of administering the Plan. The Company does not contribute to the Plan accounts for any participating employees.

                                     -----

42. Will participation in the Plan affect my ability to contribute to an individual retirement account or IRA?

     No, because the Plan is not a tax-qualified retirement or profit sharing plan, your participation in it will not affect your ability to maintain or contribute to an IRA.

                                     -----

43.  Can I get additional information about the Plan?

     The full text of the Plan is incorporated by reference as Exhibit 4.05 to the Registration Statement of which this Prospectus is a part. These questions and answers are simply a guide to the principal provisions of the Plan and are qualified in their entirety by the wording of the Plan.

     You may also contact the Company's Stock Administration Department to request a copy of the Plan or to ask any specific questions you may have regarding the Plan and your individual participation.

                           TAX INFORMATION AND ERISA

     THE FOLLOWING DESCRIPTION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS AS OF THE DATE HEREOF. BECAUSE THE CURRENTLY APPLICABLE RULES ARE COMPLEX AND THE TAX LAWS MAY CHANGE AND BECAUSE INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PARTICIPANT, EACH PARTICIPANT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING FEDERAL (AND ANY STATE AND LOCAL) INCOME TAX CONSEQUENCES BY PARTICIPATION IN THE PLAN. THIS PROSPECTUS DOES NOT PURPORT TO DESCRIBE STATE OR LOCAL INCOME TAX CONSEQUENCES OR TAX CONSEQUENCES FOR PARTICIPANTS IN COUNTRIES OTHER THAN THE UNITED STATES.

                       Tax Treatment of the Participant

     Participating employees will not recognize income for federal income tax purposes either upon enrollment in the Plan or upon the purchase of shares. All tax consequences are deferred until a participating employee sells the shares, disposes of the shares by gift, or dies. Payroll deductions, however, remain fully taxable as ordinary income at the time the deduction is taken, and there is no deferral of the ordinary income tax assessed on these amounts.

     If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the participant dies while owning the shares, the participant realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the Offering Period; or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death, exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income, and the participant has a long-term capital loss for the difference between the sale price and the purchase price.

     If the shares are sold or are otherwise disposed of, including by way of gift (but not death, bequest or inheritance) (in any case, a "disqualifying disposition"), within either the one year or the two year holding periods described above, the participant realizes ordinary income at the time of the disqualifying disposition in the amount by which the fair market value of the shares at the date of purchase was greater than the purchase price. This amount will constitute ordinary income (not currently subject to withholding) in the year of the disqualifying disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss.

     Ordinary income recognized by a participant upon a disqualifying disposition constitutes taxable compensation which will be reported on the participant's W-2 form. The ordinary income should not constitute "wages" subject to withholding by the Company; however, the Internal Revenue Service is presently studying this position and may require withholding in the future.

                   IRS Restructuring and Reform Act of 1998

     The IRS Restructuring and Reform Act of 1998, enacted in July 1998 modifies and provides technical corrections to the Taxpayer Relief Act of 1997. The new legislation generally reduces the 18-month holding period requirement to 12 months for tax years ending after December 31, 1997. Therefore, most capital assets held more than 12 months will be subject to a maximum capital gains rate of 20% (10% for individuals in the 15% bracket). A special lower rate of 18% (8% for individuals in a 15% tax bracket) applies to tax years beginning after December 31, 2000 when the asset was held more than five years. Capital gains will continue to be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

                         Tax Treatment of the Company

     The Company will be entitled to a deduction in connection with the disposition of shares acquired under the Plan only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the shares. No deduction will be possible if a participant meets the holding period requirements. The Company will treat any transfer of record ownership of shares, including a transfer to a broker or nominee or into "street name," as a disposition unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, participants will be required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Plan.